EX-99.2

Exhibit 26(n)(i)

Written Consent of Sutherland Asbill & Brennan LLP

S.A.B. Letterhead

July 12, 2004

Board of Directors

Transamerica Financial Life Insurance Company

TFLIC Series Life Account

4 Manhattanville Road

Purchase, New York 10577

RE:	TFLIC Series Life Account

TFLIC Freedom Elite Builder II

File No. 333-113442/811-8878

Directors:

We hereby consent to the use of our name under the caption “Legal Matters” in the Statement of Additional Information for the TFLIC Freedom Elite Builder II contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (File No. 333-113442/811-8878) of the TFLIC Series Life Account filed by Transamerica Financial Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Mary Jane Wilson-Bilik
Mary Jane Wilson-Bilik